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                                                                   EXHIBIT 10.18

                              AUTOTRADER.COM, INC.

                EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

         SECTION 1. PURPOSE. The purpose of the AutoTrader.com, Inc. Equity Incentive Plan for Non-Employee Directors is to provide compensation based on the value of common stock of the Company to certain Directors who are not employees of the Company.

         SECTION 2. DEFINITIONS. Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meanings set forth below.

         2.01. Award: means, individually or collectively, any Option, Restricted Stock Award, Stock Appreciation Right or any Other Stock-Based Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Shares.

         2.02. Award Agreement: Any written agreement, contract or other instrument or document evidencing an Award.

         2.03.    Board: The Board of Directors of the Company.

         2.04. Code: The Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

         2.05. Committee: The Board or a committee appointed by the Board that administers the Plan in accordance with Section 3 hereof.

         2.06. Company: AutoTrader.com, Inc. or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

         2.07.    Director: Any member of the Board.

         2.08.    Effective Date: The date specified in Section 13 hereof.

         2.09. Exchange Act: The Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

         2.10. Fair Market Value: means with respect to Shares, Awards or other property, the fair market value of such Shares, Awards or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the average of the high and low prices per Share as reflected by composite transactions on the Nasdaq Stock Market's National Market on the date the Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which transactions occurred.


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         2.11.    Option: A right, granted to a Participant under Section 6.03 to purchase Shares at a specified price during specified time periods.

         2.12. Other Stock-Based Awards: means a right granted to a Participant under Section 6.05 that relates to or is valued by reference to Shares.

         2.13. Participant: Each individual to whom an Award is granted under the Plan.

         2.14. Plan: The AutoTrader.com, Inc. Equity Incentive Plan for Non-Employee Directors.

         2.15. Restricted Stock Award: means Shares granted to a Participant under Section 6.02 that are subject to certain restrictions and to a risk of forfeiture.

         2.16.    Shares: means Class A Common Stock of the Company.

         2.17. Stock Appreciation Right: means a right granted to a Participant under Section 6.04 to be paid an amount measured by the appreciation in the Fair Market Value of the Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards or other property as specified in the Award Agreement or as determined by the Committee.

         2.18. Subsidiary: means any corporation (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered to be a subsidiary according to generally accepted accounting principles.

         SECTION 3. ADMINISTRATION.

         3.01. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                  (i)      to select and designate Participants;

                  (ii) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;


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              (iii)        to determine whether, to what extent, and under what
         circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, or other property, or an Award may be cancelled, forfeited or surrendered;

              (iv) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

              (v) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

              (vi) to correct any defect or supply an omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

              (vii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

         3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any subsidiary the authority to perform administrative functions under the Plan, subject to such terms as the Committee shall determine.

         3.03. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.


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         SECTION 4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 125,000. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee can reasonably estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, that the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments actually are made differs from the number of Shares previously counted in connection with such Award.

         If any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Award under the Plan.

         SECTION 5. ELIGIBILITY. Awards may be granted only to Directors who are not employees of the Company or of its Subsidiaries or affiliates.

         SECTION 6. SPECIFIC TERMS OF AWARDS.

         6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of a Participant's removal from the Board.

         6.02. Restricted Stock Award. The Committee is authorized to grant Restricted Stock Awards to Participants on the following terms and conditions:

                  (i) Issuance and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock Awards), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

                  (ii) Forfeiture. Except as otherwise determined by the Committee, if a Participant is removed from the Board (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock Awards that are at that time subject to restrictions


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shall be forfeited and reacquired by the Company; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards will be waived in whole or in part in the event of terminations resulting from specified causes.

                  (iii) Stock Certificates. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock Awards are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock Awards.

         6.03. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (i) Grant of Options. Each eligible Director shall receive an Option to purchase Shares on the Effective Date, and an Option to purchase additional Shares on the date of each annual meeting of the shareholders of the Company occurring after the Effective Date. The Committee in its sole discretion shall determine the number of shares available for purchase pursuant to this Section 6.03(1). The exercise price for each Share subject to an Option shall be the Fair Market Value. Each Award shall be evidenced by and subject to the terms and conditions of an Award Agreement.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.

                  (iii) Types of Options. Each Option issued under this Plan shall be a nonqualified stock option. No option issued under this Plan is intended to be an incentive stock option within the meaning of Code Section 422.

         6.04. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

                  (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation


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Right as determined by the Committee as of the date of grant of the Stock
Appreciation Right.

                  (ii) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

         6.05. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

         SECTION 7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

         7.01. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, or purchase price of any other Award conferring a right to purchase Shares:

         (i) granted in substitution for an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

         (ii) retroactively granted in tandem with an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date of grant of the later Award or


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at the date of grant of the earlier Award or award.

         7.02. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards (subject to Section 7.01), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

         7.03. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

         7.04. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or deferred payments denominated in Shares.

         SECTION 8. GENERAL RESTRICTIONS APPLICABLE TO AWARDS.

         8.01. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant shall be pledged, encumbered, or hypothecated to or in favor of any party (other than the Company or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Company or a Subsidiary). Unless otherwise determined by the Committee, no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Company under the terms of the Plan); provided, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except to the extent the Plan and such Award Agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

         8.02. Regulatory Compliance. The Company shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration or any other applicable requirement of federal or state law or any national securities exchange or market until such laws and regulations have been complied with in full, although the Company shall be obligated to use its reasonable best efforts to obtain any such approval and comply with such requirements as promptly as practicable.


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         8.03.    Shareholders Agreement. As a precondition to the exercise of any Awards issued hereunder, the Committee may require any Participant to execute an agreement that limits the manner in which the Participant may dispose of any Shares issued or to be issued pursuant to any such Award.

         SECTION 9. SHARE CERTIFICATES. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange or market on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of any Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

         SECTION 10. ADJUSTMENTS. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee, in the exercise of its sole discretion, may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate, in (i) the number and kind of Shares which may thereafter be issued in connection with Awards,
(ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

         SECTION 11. CHANGES TO THE PLAN AND AWARDS.

         11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of the shareholders or the Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law, the rules of the national securities exchange or market on which the Shares are listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, that, without the


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consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him or her.

         11.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

         SECTION 12. GENERAL PROVISIONS.

         12.01. No Rights to Awards. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.

         12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

         12.03. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

         12.04. Governing Law. The validity, construction, and effect of the plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

         SECTION 13. EFFECTIVE DATE. The Plan shall become effective upon the approval of the Board.


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